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                                                                    EXHIBIT 4.4





                           REPUBLIC BANCSHARES, INC.
                             1995 STOCK OPTION PLAN
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                           REPUBLIC BANCSHARES, INC.
                             1995 STOCK OPTION PLAN

                                   ARTICLE I
                                    GENERAL


1.1      PURPOSE OF THE PLAN.

         The purpose of the Republic Bancshares, Inc. 1995 Stock Option Plan (the "Plan") is (i) to assist Republic Bancshares, Inc. (the "Company") and its Subsidiaries in securing and retaining Key Employees of outstanding ability by making it possible to offer them an increased incentive to join or continue in the service of the Company and its Subsidiaries and (ii) to increase the Key Employees' efforts for the Company's welfare by participating in the ownership and growth of the Company.

1.2      DEFINITIONS.

         (a) "Acceleration Event" means (i) any event that, in the opinion of the Board of Directors of the Company, is likely to lead to a change in control of share ownership of the Company, whether or not such change in control actually occurs or (ii) any event that causes a change in control of share ownership. As used herein change in control means a transfer (within a one week time period) of more than 50% of the voting power to a person who is not controlled, directly or indirectly, by the current shareholders (as of 1/1/95) of the Company.

         (b) "Board of Directors" or "Board" means the Board of Directors of the Company.

         (c)      "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Common Stock" means common stock of the company having a par value of $2.00 per share.

         (e) "Fair Market Value," in the event that the Common Stock were not traded on an established securities market, means the value determined by the Board of Directors or the Committee (as hereinafter defined) taking into account those factors affecting or reflecting value as it deems relevant, including, but not limited to, recent sales prices, book value, earnings, reasonably expected changes in book value or earnings, and values of stock of banks or bank holding companies similar to the Company. If, as is anticipated, Company Common Stock is traded on The Nasdaq Stock Market's National Market or is listed on a National Securities Exchange, "fair market value" means the closing price of the shares on the National Market or such National Securities Exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported to the National Market, National Quotation Bureau, Inc. or other national quotation service.

         (f) "Key Employee" means any person, including officers and directors, in the regular full-time employment of the Company or its Subsidiaries, who is designated a Key Employee by the Committee referred to in
Section 1.3 and is or is expected to be primarily responsible for the management, growth, or supervision of some part or all of the business of the Company or its Subsidiaries. The power to determine who is and who is not a Key Employee is reserved solely for the Committee.

         (g) "Option" means an option to purchase shares of Common Stock that is either intended to qualify as an incentive stock option as defined in
Section 422 of the Code or is not intended to qualify as an incentive stock option. Unless otherwise specifically indicated in the stock option grant or prohibited under the Code, all options granted under this Plan shall be incentive stock options.

         (h) "Optionee" means a Key Employee to whom an Option is granted under the Plan.
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         (i)      "Parent" means any corporation that qualifies as a parent of a corporation under the definition of "parent corporation" contained in Section 424(e) of the Code.

         (j) "Subsidiary" means any corporation that qualifies as a subsidiary of a corporation under the definition of "subsidiary corporation" contained in Section 424(f) of the Code.

         (k) "Term" means the period during which a particular Option may be exercised as determined by the Committee and as provided in the option agreement.

1.3      ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors and consisting of at least three members from the Board of Directors. No person while a member of the Committee shall be eligible to participate in the Plan. The Committee shall have the power to interpret and apply the Plan and to make regulations for carrying out its purpose. More particularly, the Committee shall determine which Key Employees shall be granted Options under the Plan, the number of shares subject to each Option, the price per share under each Option, the Term of each Option, and any restrictions on the exercise of each Option. Determinations by the Committee under the Plan (including, without limitation, determinations of the person to receive Options, amount and timing of such Options, and the terms and provisions of such Options and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

1.4      SHARES SUBJECT TO THE PLAN.

         The total number of shares that amy be purchased pursuant to Options under the Plan shall not exceed 1,125,000 shares of Common Stock. Shares subject to Options that terminate or expire prior to exercise shall be available for future Options. Shares issued pursuant to the Plan may be either unissued shares of Common Stock or reacquired shares of Common Stock held in treasury.

1.5      TERMS AND CONDITIONS OF OPTIONS.

         All Options shall be evidenced by agreements in such form as the Committee shall approve from time to time subject to the provision of Article II or Article III, as appropriate, and the following provisions:

         (a) Exercise Price. The exercise price of the Option shall be equal to the Fair Market Value (as determined by the Committee) of the Common Stock at the time the Option is granted.

         (b) Exercise. Except as may otherwise be set forth herein, not more than 20% of the shares subject to the Option shall vest and become exercisable annually.

         (c) Termination of Employment. An Optionee's Option shall expire on the earliest of (i) the expiration of the date specified in the Option, which in no event shall be later than three months after the termination of the Optionee's employment for any reason other than death or disability (as defined in Section 422(c)(7) of the Code), (ii) the Term specified in Section 2.1 or 3.1, as the case may be, or (iii) in the event the Optionee's employment is terminated for cause, the date on which the Optionee's employment terminates. For purposes of the preceding sentence, termination for cause shall mean termination by reason of the Optionee's unlawful or illegal conduct or malfeasance in the performance by the Optionee of his/her employment duties. In the event of exercise of the Option after termination of employment the Optionee may exercise the Option only with respect to the shares that could have been purchased by the Optionee at the date of termination of employment. However, the Committee may, but is not required to, waive any requirements made pursuant to Section 1.5(b) so that some or all of the shares subject to the Option may be exercised within the time limitation described in this subsection. Unless



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otherwise provided in the agreement granting the Option, if an Optionee's employment is terminated by the Company other than for cause (as defined above) then all Options held by such Optionee shall vest and become exercisable within three (3) months after the date of termination. An Optionee's employment shall be deemed to terminate on the last date for which he receives a regular wage or salary payment.

         (d) Death or Disability. Upon termination of an Optionee's employment by reason of death or disability (as determined by the Committee consistent with the definition of Section 422(c)(7) of the Code), the Option shall expire unless exercised upon the earlier of the expiration of (i) the date specified in the Option, which is no event shall be later than 12 months after the date of such termination, or (ii) the Term specified in Section 2.1 or 3.1 as the case may be. The Optionee or such Optionee's successor in interest, as the case may be, may exercise the Option only as to the shares that could have been purchased by the Optionee at the date of such Optionee's termination of employment. However, the Committee may, but is not required to, waive any requirements made pursuant to Section 1.5(b) so that some or all of the shares subject to the Option may be exercised within the time limitation described in this subsection.

         (e) Payment. Payment for shares as to which an Option is exercised shall be made in cash or by check at the time of exercise.

         (f) Non-transferability. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee.

         (g) Limit on Grants. In compliance with Section 162(m) of the Code, and notwithstanding anything in this Plan to the contrary, in no event shall any Optionee be entitled to receive, or receive, Options under the Plan covering more than 62,000 shares of Company Common Stock in any fiscal year.

         (h) Additional Provisions. Each option agreement may contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee may deem appropriate from time to time.

1.6      STOCK ADJUSTMENTS; MERGERS.

         Notwithstanding Section 1.4, in the event the outstanding shares are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, sale of stock, consolidation, liquidation, recapitalization, reclassification, stock split, combination of shares, or stock dividend, the total number of shares set forth in Section 1.4 shall be adjusted proportionately and appropriately by the Committee. If the Company continues in existence, the number and kind of shares that are subject to any Option and the option price per share shall be adjusted proportionately and appropriately without any change in the aggregate price to be paid therefor upon exercise of the Option. If the Company will not remain in existence or substantially all of its voting Common Stock and Common Stock will be purchased by a single purchaser or group of purchasers acting together, then the Committee may (i) declare that all Options shall terminate 30 days after the Committee gives written notice to all Optionees of their immediate right to exercise all Options then outstanding (without regard to limitations on exercise otherwise contained in the Options), or (ii) notify all Optionees that all Options granted under the Plan shall apply with appropriate adjustments as determined by the Committee to the securities of the successor corporation to which holders of the numbers of shares subject to such Options would have been entitled, or (iii) some combination of aspects of (i) and (ii). The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Any fractional shares resulting from any of the foregoing adjustments under this section shall be disregarded and eliminated.



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1.7      ACCELERATION EVENT.

         If an Acceleration Event occurs in the opinion of the Board of Directors, based on circumstances known to it, the Board of Directors may direct the Committee to declare that all Options granted under the Plan shall become exercisable immediately, notwithstanding the provisions of the respective Option agreements regarding exercisability. Unless otherwise provided in the agreement granting the Option, if an Acceleration Event occurs that causes a change in control of share ownership then all Options granted under the Plan shall become exercisable immediately.

1.8      NOTIFICATION OF EXERCISE.

         Options shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company. Such written notice shall be accompanied by any payment required pursuant to Section 1.5(e). Exercise by an Optionee's heir or the representative of his estate shall be accompanied by evidence of such heir's or representative's authority to so act, in form reasonably satisfactory to the Company.

                                   ARTICLE II
                             ADDITIONAL PROVISIONS

2.1      TERMS OF OPTIONS.

         Each Option granted under the Plan shall be exercisable only during a Term fixed by the Committee; provided, however, that the Term shall end no later than 10 years after the date the Option is granted.

2.2      LIMITATION ON OPTIONS.

         To the extent that the aggregate Fair Market Value of Common Stock with respect to which Applicable Options are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, such Applicable Options shall be treated as Options which are not incentive stock options. For purposes of this Section 2.2, an "Applicable Option" is an option that is intended to qualify as an incentive stock option and is granted to an Optionee under this Plan or any other plan of the Company or its Parent or Subsidiary. The Fair Market Value of any Common Stock shall be determined for purposes of this
Section 2.2 as of the time the Applicable Option is granted with respect to such Common Stock.

2.3      CONTINUED EMPLOYMENT.

         Whether military, government, or other service, or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in the event the Optionee transfers from the Company to one of its Subsidiaries or transfers from a Subsidiary to the Company.

2.4      SPECIAL RULE FOR TEN PERCENT STOCKHOLDER.

         If, at the time an Option is granted, an employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes or stock of his employer corporation or of its Parent or any of its Subsidiaries, as determined using the attribution rules of Section 424(d) of the Code, then the terms of the Option shall specify that the option price shall be at least 110% of the Fair Market Value of the stock subject to the Option and such Option shall not be exercisable after the expiration of five years form the date such Option is granted.



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2.5      INTERPRETATION.

         In interpreting this Article II of the Plan and the provisions of individual option agreements, the Committee and the Board shall be governed by the principles and requirements of Sections 421, 422, and 424 of the Code and applicable Treasury Regulations.

                                  ARTICLE III
                            MISCELLANEOUS PROVISIONS

3.1      COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

         The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body that the Company, in its sole discretion, shall determine to be necessary or advisable.

3.2      AMENDMENTS.

         The Board of Directors may discontinue the Plan at any time and may amend it from time to time, but no amendment, without approval by stockholders, may (i) increase the total number of shares that may be issued under the Plan or to any individual under the Plan or reduce the option price for shares that may be purchased, except as provided in Section 1.6, (ii) extend the period during which options may be granted, (iii) change the class of employees to whom Options may be granted, or (iv) alter the provisions of the Plan in such a manner as to increase materially (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended) the benefits accruing under the Plan. Other than as expressly permitted under the Plan, no outstanding Option may be revoked or altered in a manner unfavorable to the Optionee without the consent of the Optionee.

3.3      NO RIGHTS AS STOCKHOLDER.

         No Optionee shall have any rights as a stockholder with respect to any share subject to his or her Option prior to the date of issuance to him or her of a certificate or certificates for such shares.

3.4      WITHHOLDING.

         Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax liability prior to the delivery of any certificate or certificates for such shares.

3.5      CONTINUED EMPLOYMENT NOT PRESUMED.

         Neither this Plan, any document describing this Plan, nor the grant of any Option hereunder shall give any Optionee or other employee a right to continued employment by the Company or its Subsidiaries or affect the right of the Company or its subsidiaries to terminate the employment of any such person with or without cause.



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3.6      EFFECTIVE DATE; DURATION.

         The Plan shall become effective as upon consummation of the Reorganization and the Share Exchange, as such terms are defined in the Amended and Restated Plan of Share Exchange and Reorganization, dated November 21, 1995, between the Company and Republic Bank, and shall expire on the close of business on April 28, 2004 (the "Expiration Date"). No Options may be granted under the Plan after the Expiration Date, but Options granted on or before that date may be exercised according to the terms of the Option agreements and shall continue to be governed by and interpreted consistent with the terms hereof.



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